As filed with the Securities and Exchange Commission on December 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-3837784
(State of Incorporation)	(I.R.S. Employer Identification No.)

700 North Brand Boulevard
Suite 1400
Glendale, California 91203
(Address of principal executive offices including zip code)

Apollo Medical Holdings, Inc. 2013 Equity Incentive Plan
(Full titles of the plan)

Warren Hosseinion, M.D.
President and Chief Executive Officer
Apollo Medical Holdings, Inc.
700 North Brand Boulevard, Suite 1400
Glendale, California 91203

(Name and address of agent for service)

(818) 396-8050

(Telephone number, including area code, of agent for service)

Copies to:

P. Rupert Russell, Esq.
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
(415) 421-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	361,500(2)	$10.00 - $0.01	$1,571,700	$195.68

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall cover an indeterminate number of additional shares of Common Stock that may become issuable under Apollo Medical Holdings, Inc. (the “Registrant)’s 2013 Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Consists of 361,500 shares of the Registrant’s common stock (par value $0.001 per share) issuable pursuant to options, granted under the 2013 Plan, that are outstanding as of the date of this Registration Statement (after giving effect to a 1-for-10 reverse stock split effected on April 24, 2015).

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The aggregate offering price is computed upon the basis of the prices at which the options granted under the 2013 Plan may be exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the introductory note to Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Apollo Medical Holdings, Inc. (the “Registrant”) with the SEC are hereby incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 29, 2017;
•	The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 14, 2017;
•	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017;
•	The Registrant’s Current Reports on Form 8-K, filed with the SEC on July 5, 2017, July 28, 2017, September 6, 2017, September 25, 2017, and October 20, 2017;
•	The Registrant’s Current Report on Form 8-K/A, filed with the SEC on November 3, 2017; and
•	The description of the Registrant’s common stock (par value $0.001 per share) contained in the Registrant’s registration statement on Form 8-A filed with the SEC on May 14, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for any portions of the Registrant’s Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof and any corresponding exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

Reference also is made to Section 145 of the Delaware General Corporation Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s restated bylaws allow for, and the Registrant restated certificate of incorporation provides for, indemnification of the Registrant’s current and former directors, officers, committee members or representatives to the full extent permitted by Delaware law. The Registrant has an existing Directors and Officers Insurance Policy that provides coverage for its directors and officers in certain situations. The Registrant has also entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant’s certificate of incorporation and bylaws.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

See the exhibits listed under the Exhibit Index below, which are incorporated by reference into this Item 8.

Item 9.	Undertakings

A.        The undersigned Registrant hereby undertakes:

(1)        to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)        that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on December 4, 2017.

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Warren Hosseinion, M.D.
Warren Hosseinion, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren Hosseinion and Gary Augusta, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren Hosseinion, M.D.	President, Chief Executive Officer and Director	December 4, 2017
Warren Hosseinion, M.D.	(Principal Executive Officer)

/s/ Mihir Shah	Chief Financial Officer	December 4, 2017
Mihir Shah	(Principal Financial and Accounting Officer)

/s/ Gary Augusta	Executive Chairman and Director	December 4, 2017
Gary Augusta

/s/ Mark Fawcett	Director	December 4, 2017
Mark Fawcett

/s/ Thomas Lam	Director	December 4, 2017
Thomas Lam, M.D.

/s/ Suresh Nihalani	Director	December 4, 2017
Suresh Nihalani

/s/ David Schmidt	Director	December 4, 2017
David Schmidt

/s/ Ted Schreck	Director	December 4, 2017
Ted Schreck

EXHIBIT INDEX

Exhibit Number

4.1(1)	Restated Certificate of Incorporation

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation

4.3(3)	Certificate of Designation of Series A Convertible Preferred Stock

4.4(4)	Amended and Restated Certificate of Designation of Apollo Medical Holdings, Inc.

4.5(5)	Restated Bylaws

4.6(6)	Form of Common Stock Certificate

5.1*	Opinion of Shartsis Friese LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Shartsis Friese LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (contained on the signature pages to this Registration Statement)

99.1(7)	2013 Equity Incentive Plan

* as an exhibit to this Registration Statement

(1)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 21, 2015.
(2)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2015.
(3)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 19, 2015.
(4)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 4, 2016.
(5)	Incorporated by reference from an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2015.
(6)	Incorporated by reference from an exhibit to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 5, 2017.
(7)	Incorporated by reference from an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the SEC on May 8, 2014.